                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

     The following is a list of subsidiaries of the Company as of December 31, 2006 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

                                                           STATE OR COUNTRY
NAME OF SUBSIDIARIES OF THE COMPANY                         OF ORGANIZATION
-----------------------------------                        ----------------
Tecumseh Compressor Company                                Delaware
Tecumseh Power Company                                     Delaware
M.P. Pumps, Inc.                                           Michigan
Evergy, Inc.                                               Delaware
FASCO Industries, Inc.                                     Delaware
   Von Weise Gear Company                                  Delaware
   Motores FASCO de Mexico                                 Mexico
Manufacturing Data Systems, Inc.                           Michigan
Tecumseh do Brasil, Ltda.                                  Brazil
   Tecumseh do Brasil Europe Srl.                          Italy
   Tecumseh do Brasil USA                                  Delaware
Tecumseh Products Company of Canada, Ltd.                  Canada
Tecumseh France S.A.                                       France
   Tecumseh Services Sarl                                  France
   Tecumseh Europe SA                                      France
   Societe Immobiliere de Construction de la Verpilliere   France
   Tecumseh Europe-Far East Sdn. Bhd.                      Malaysia
Tecumseh Products India Private Ltd.                       India
Motoco a.s.                                                Czech Republic
TMT Motoco, Ltd.                                           Brazil
FASCO Motors, Ltd                                          Canada
FASCO Motors, Ltd.                                         Thailand
   FASCO Yamabishi Co., Ltd.                               Thailand
   FASCO Asia Pacific Ltd.                                 Thailand
FASCO Australia Pty. Ltd.                                  Australia